As filed with the Securities and Exchange Commission on December 8, 2023

Registration Statement File No. 333-230726
Registration Statement File No. 333-89333
Registration Statement File No. 333-70210
Registration Statement File No. 333-114104
Registration Statement File No. 333-116279
Registration Statement File No. 333-162925
Registration Statement File No. 333-166804
Registration Statement File No. 333-172904
Registration Statement File No. 333-183668
Registration Statement File No. 333-205706
Registration Statement File No. 333-205707
Registration Statement File No. 333-215095
Registration Statement File No. 333-259425

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-230726

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-89333

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-70210

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-114104

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-116279

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-162925

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-166804

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-172904

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-183668

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-205706

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-205707

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-215095

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-259425

UNDER
THE SECURITIES ACT OF 1933

BSQUARE CORPORATION
(Exact name of registrant as specified in its charter)

Washington	91-1650880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Kontron America, Incorporated PO Box 59478 Renton, WA	98058
(Address of Principal Executive Office)	(Zip Code)

BSQUARE CORPORATION 2011 INDUCEMENT AWARD PLAN
BSQUARE CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
BSQUARE CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN
BSQUARE CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN, AS AMENDED
BSQUARE THIRD AMENDED AND RESTATED STOCK PLAN
BSQUARE CORPORATION FOURTH AMENDED AND RESTATED STOCK PLAN
BSQUARE CORPORATION 2021 EQUITY INCENTIVE PLAN
(Full title of the plans)

Ted Christiansen
Secretary
Bsquare Corporation
PO Box 59478
Renton, WA 98058
Phone: 425-519-5900

with copies to:

Jay H. Knight
Taylor K. Wirth
Barnes & Thornburg LLP
827 19th Avenue South, Suite 930
Nashville, TN 37203-3447
(615) 621-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

Bsquare Corporation, a Washington corporation (the “Registrant”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all plan interests and any and all shares of the Registrant’s common stock, no par value (“Common Stock”), registered but unsold or otherwise unissued under the following Registration Statements as of the date hereof:

1.	File No. 333-230726, pertaining to the registration of 550,000 of Common Stock, issuable under the Registrant’s 2011 Inducement Award Plan, which was filed with the SEC on April 5, 2019;

2.
File No. 333-8933, pertaining to the registration of 1,848,480 shares of Common Stock issuable under the Registrant’s Amended and Restated Stock Option Plan and 1,500,000 shares of Common Stock issuable under the Registrant’s 1999 Employee Stock Purchase Plan, which was filed with the SEC on October 20, 1999;

3.
File No. 333-70210, pertaining to the registration of an aggregate 1,359,007 shares of Common Stock issuable under the Registrant’s Amended and Restated Stock Option Plan, which was filed with the SEC on September 26, 2001;

4.
File No. 333-114104, pertaining to the registration of 1,478,725 shares of Common Stock issuable under the Registrant’s Amended and Restated Stock Option Plan, as amended, which was filed with the SEC on March 31, 2004;

5.
File No. 333-116279, pertaining to the registration of 1,500,000 shares of Common Stock issuable under the Registrant’s Amended and Restated Stock Option Plan, as amended, which was filed with the SEC on June 8, 2004;

6.
File No. 333-162925, pertaining to the registration of an aggregate 1,136,643 shares of Common Stock issuable under the Registrant’s Third Amended and Restated Stock Plan, which was filed with the SEC on November 5, 2009;

7.
File No. 333-166804, pertaining to the registration of 375,000 shares of Common Stock issuable under the Registrant’s Third Amended and Restated Stock Plan, which was filed with the SEC on May 13, 2010;

8.
File No. 333-172904, pertaining to the registration of 375,000 shares of Common Stock issuable under the Registrant’s Third Amended and Restated Stock Plan, which was filed with the SEC on March 17, 2011;

9.
File No. 333-183668, pertaining to the registration of 375,000 shares of Common Stock issuable under the Registrant’s Fourth Amended and Restated Stock Plan, which was filed with the SEC on August 31, 2012;

10.
File No. 333-205706, pertaining to the registration of an aggregate 200,000 shares of Common Stock issuable under the Registrant’s 2011 Inducement Award Plan, which was filed with the SEC on July 16, 2015;

11.
File No. 333-205707, pertaining to the registration of 750,000 shares of Common Stock issuable under the Registrant’s Fourth Amended and Restated Stock Plan, which was filed with the SEC on July 16, 2015;

12.	File No. 333-215095, pertaining to the registration of 200,000 shares of Common Stock issuable under the Registrant’s 2011 Inducement Award Plan, which was filed with the SEC on December 14, 2016; and

13.	File No. 333-259425, pertaining to the registration of 1,200,000 shares of Common Stock issuable under the Registrant’s 2021 Equity Incentive Plan, which was filed with the SEC on September 9, 2021.

On December 7, 2023, pursuant to that certain Agreement and Plan of Merger, dated as of October 11, 2023, by and among the Registrant, Kontron Merger Sub., Inc., a Delaware corporation (“Merger Sub”), and Kontron America, Incorporated, a Delaware corporation (“Kontron”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a direct, wholly owned subsidiary of Kontron.

As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. The Registrant, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all (i) shares of Common Stock and (ii) deferred compensation obligations registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. These filings are made in accordance with an undertakings made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remained unsold at the termination of the applicable offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton, State of Washington, on December 8, 2023.

BSQUARE CORPORATION

By:	/s/ Ted Christiansen
Name:	Ted Christiansen
Title:	Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-8 in reliance upon Rule 478 of the Securities Act of 1933, as amended.